EXHIBIT 5.1

Blake, Cassels & Graydon LLP

                                                    Box 25, Commerce Court West
                                                    199 Bay Street
                                                    Toronto, Ontario, Canada
                                                    MSL 1A9

                                                    Deliveries: 28th Floor
                                                    Telephone: 416.863.2400
                                                    Facsimile: 416.863.2653
                                                    www.blakes.com

April 26, 2002
                                                    Reference: 58974/1



DELIVERED
---------

Capital Environmental Resource Inc.
1005 Skyview Drive
Burlington, Ontario
Canada  L7P 5B1

Dear Sir or Madam:

         RE:      REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE
                  1999 STOCK OPTION PLAN (THE "PLAN")
                  ---------------------------------------------------------

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Capital Environmental Resource Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 relating to an aggregate of 6,653,302 common shares of the Company issuable pursuant to the Plan (the "Shares").

         We have examined, and are familiar with, and have relied as to factual matters solely upon, a copy of the Plan, the currently effective articles and by-laws of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the terms of any agreement relating to any of the options granted thereunder, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                  Yours truly,



                                 /s/ Blake, Cassels & Graydon LLP